AMERICAN GAMING & ENTERTAINMENT, LTD.
COMPUTATION OF EARNINGS (LOSS) PER SHARE
PRIMARY AND FULLY-DILUTED

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

                                 Three Months Ended                 Nine Months Ended
                                   September 30,                      September 30,
                                1996               1995           1996            1995
                             ------------    ------------    ------------    ------------
Weighted average number
of shares for computation      12,532,102      12,296,003      12,532,102      12,355,155
                             ------------    ------------    ------------    ------------

Net loss                     $ (8,628,000)   $ (3,578,000)   ($10,725,000)    (17,288,000)

Dividends and accretion
on preferred stock                467,000         325,000       1,342,000       1,083,000
                             ------------    ------------    ------------    ------------

Net loss for common
stockholders                 $ (9,095,000)   $ (3,903,000)   $(12,067,000)   $(18,371,000)
                             ------------    ------------    ------------    ------------
Net loss per common
share                        $      (0.73)   $      (0.32)   $      (0.96)   $      (1.49)
                             ------------    ------------    ------------    ------------

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